UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 5, 2026 (November 2, 2026)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROCK	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer Resignation
On November 2, 2026, Joseph A. Lovechio notified Gibraltar Industries, Inc. (the “Company”) of his decision to resign as Vice President and Chief Financial Officer, and as the Company’s principal financial officer and principal accounting officer, effective November 20, 2026 (the “Effective Date”), to pursue another opportunity. Mr. Lovechio’s resignation was not the result of any disagreement with the Company on any matter related to the Company’s operations, financial reporting, policies or practices.
Interim Chief Financial Officer Appointment
On November 3, 2026, the Company’s Board of Directors (the “Board”) appointed Jeffrey J. Watorek, Vice President and Treasurer, as Interim Chief Financial Officer and the Company’s principal financial officer, effective as of the Effective Date, while continuing in his current role as Vice President and Treasurer. The Company has commenced a process to identify its next Chief Financial Officer.
Mr. Watorek, age 47, has served as Vice President and Treasurer of the Company since April 2017 and also served as the Company’s Secretary from April 2017 to February 2022. Prior to April 2017, Mr. Watorek served as the Company’s Director of Financial Planning and Analysis since 2012 and Manager of External Reporting from 2008 to 2012. Prior to joining the Company, Mr. Watorek served as a Manager at Ernst & Young. Mr. Watorek graduated from Canisius College (now known as Canisius University) with bachelor’s and master’s degrees in accounting.
In connection with his appointment as Interim Chief Financial Officer, Mr. Watorek shall receive additional biweekly cash compensation of $5,750 for so long as he serves in such position, prorated for any partial period service, payable in accordance with the Company’s regular payroll practices. Mr. Watorek’s other compensation and benefits were not changed in connection with his appointment.
Principal Accounting Officer Appointment
On November 3, 2026, the Board also appointed Lori Rizzo, Vice President and Corporate Controller, as the Company’s principal accounting officer, effective as of the Effective Date, while continuing in her current role as Vice President and Corporate Controller.
Ms. Rizzo, age 58, has served as Vice President and Corporate Controller of the Company since March 2018. Prior to that, Ms. Rizzo served as Director of Accounting and Reporting as of February 2012 and as Corporate Accounting Manager upon joining the Company in January 2008. Prior to joining the Company, Ms. Rizzo held positions in internal audit and SEC reporting at various banking institutions after beginning her career in public accounting.
Additional Information
There are no family relationships, as defined in Item 401(d) of Regulation S-K, between either Mr. Watorek or Ms. Rizzo and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Watorek or Ms. Rizzo and any other person pursuant to which either was selected as an officer of the Company, and neither has any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.
On November 5, 2026, the Company issued a press release announcing the resignation of Mr. Lovechio and the appointment of Mr. Watorek. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
    (a)-(c)    Not Applicable
    (d)    Exhibits:

Exhibit No.	Description
99.1	Press Release issued by Gibraltar Industries, Inc. dated November 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	November 5, 2026
		By:	/s/ Katherine E. Bolanowski
Katherine E. Bolanowski
General Counsel, Vice President and Secretary

4